SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Wolverine Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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April 22, 2011

Dear Stockholder:

We cordially invite you to attend the first Annual Meeting of Stockholders (the “Annual Meeting”) of Wolverine Bancorp, Inc. Our Annual Meeting will be held at The Midland Center for the Arts, Garden Room, located at 1801 West St. Andrews, Midland, Michigan 48640 at 3:00 p.m., Eastern time, on Monday, May 23, 2011.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted. Our directors and officers will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.

The Annual Meeting is being held so that stockholders may vote upon the election of directors, the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the year ending December 31, 2011, and any other business that properly comes before the Annual Meeting.

Our Board of Directors has determined that approval of each of the matters to be considered at the Annual Meeting is in the best interests of Wolverine Bancorp, Inc. and our stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of directors and the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the year ending December 31, 2011.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

David H. Dunn
President and Chief Executive Officer

Wolverine Bancorp, Inc.

5710 Eastman Avenue

Midland, Michigan 48640

(989) 631-4280

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Monday, May 23, 2011

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Wolverine Bancorp, Inc. (the “Company”) will be held at The Midland Center for the Arts, Garden Room, located at 1801 West St. Andrews, Midland Michigan 48640 at 3:00 p.m., Eastern time, on Monday, May 23, 2011.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is being held so that stockholders may vote on the following matters:

1.	The election of three directors of Wolverine Bancorp, Inc.;

2.	The ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 31, 2011 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE COMPANY’S SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

The Company’s proxy statement, Annual Report to Stockholders and proxy card are available on www.wolverinebank.com.

BY ORDER OF THE BOARD OF DIRECTORS

Joell C. Anthony
Corporate Secretary

Midland, Michigan

April 22, 2011

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

of

Wolverine Bancorp, Inc.

5710 Eastman Avenue

Midland, Michigan 48640

(989) 631-4280

ANNUAL MEETING OF STOCKHOLDERS

To be Held on Monday, May 23, 2011

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Wolverine Bancorp, Inc. (the “Company”) to be used at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at The Midland Center for the Arts, Garden Room, located at 1801 West St. Andrews, Midland, Michigan 48640 at 3:00 p.m., Eastern time, on Monday, May 23, 2011, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 22, 2011.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Company’s Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder’s discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by sending written notice of revocation to the Company’s Secretary at the Company’s address shown above, the submission of a later-dated proxy, or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Company’s Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on March 31, 2011 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, the Company had 2,507,500 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

In accordance with the provisions of the Company’s Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. The Company’s Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board of Directors, to WITHHOLD AUTHORITY to vote for all the nominees being proposed or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.

As to the ratification of the Company’s independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of the Company’s independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

In the event at the time of the Annual Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by the Company Board of Directors.

Persons and groups who beneficially own in excess of five percent of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of March 31, 2011, the Record Date, the shares of common stock beneficially owned by the Company’s named executive officers and directors individually, by executive officers and directors as a group, and by each person or group known by us to beneficially own in excess of five percent of the Company’s common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding

Five Percent Stockholders:

Stilwell Value Partners I, L.P. 111 Broadway, 12th Floor New York, New York 10006	231,200	(2)	9.3%

Directors and Executive Officers: (3)

Roberta N. Arnold	5,000		*
Eric P. Blackhurst	3,500		*
Herbert L. Camp	100		*
David H. Dunn	47,500		1.9
Richard M. Reynolds	35,000		1.4
Rick A. Rosinski	10,935		*
Ron R. Sexton	8,000		*
J. Donald Sheets	10,000		*
Joseph M. VanderKelen	25,000		1.0

All Directors and Executive Officers as a Group (9 persons)	145,035		5.8%

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares. The shares set forth above for directors and executive officers include all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)

Based on a Schedule 13D filed jointly on February 7, 2011 by Stilwell Value Partners I, L.P., a Delaware limited partnership; Stilwell Partners, L.P., a Delaware limited partnership; Stilwell Associates Insurance Fund of the S.A.L.I. Multi-Series Fund L.P., a Delaware limited partnership; Stilwell Value LLC, a Delaware limited liability company, and the general partner of Stilwell Value Partners I; Stilwell Advisors LLC, a Delaware limited liability company and the general partner of Stilwell SALI Fund; and Joseph Stilwell, the managing member of and owner of more than 99% of the equity in Stilwell Value LLC, the managing and sole member of Stilwell Advisors, and the general partner of Stilwell Partners.

(3)	The business address of each director and executive officer is 5710 Eastman Avenue, Midland, Michigan 48640.
*	Less than 1%.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s Board of Directors is comprised of 8 members. The Company’s bylaws provide, and the terms of the Company’s Board of Directors are classified so, that approximately one-third of the directors are to be elected annually. The Company’s directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Effective as of the date of the Annual Meeting, director Herbert L. Camp is retiring from the Board. Three directors will be elected at the Annual Meeting. The Company’s Nominating Committee has nominated David H. Dunn, Richard M. Reynolds and James W. Fisher, each to serve as directors for three-year terms. Mr. Fisher was recommended to the Nominating Committee by directors: E. Blackhurst, D. Dunn, R. Reynolds and J. VanderKelen. Messr. Dunn and Reynolds are both current members of the Board of Directors, and each of Messrs. Dunn, Reynolds and Fisher have agreed to serve, if elected.

The table below sets forth certain information regarding the composition of the Company’s Board of Directors, including the terms of office of each director. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such other substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The Board of Directors recommends a vote “FOR” each of the nominees listed in this Proxy Statement.

The following table sets forth certain information regarding the Company’s directors.

Name	Age at March 31, 2011	Position	Current Term Expires	Director Since(1)

Nominees

David H. Dunn	58	President, Chief Executive Officer and Director	2011	1987
Richard M. Reynolds	61	Chairman of the Board	2011	1985

James W. Fisher	53	Nominee	n/a	n/a

Directors Continuing in Office

Roberta N. Arnold	56	Director	2012	2004
Eric P. Blackhurst	50	Director	2012	2009
Ron R. Sexton	65	Director	2012	1983
J. Donald Sheets	50	Director	2013	2007
Joseph M. VanderKelen	49	Director	2013	2004

(1)	Includes service on the Board of Directors of Wolverine Bank.

The Business Background of the Company’s Directors and Executive Officers

The business experience for the past five years of each of the Company’s directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director. Each director is also a director of Wolverine Bank (the “Bank”). Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors and Nominees:

Roberta N. Arnold is President and Chief Executive Officer of the Charles J. Strosacker Foundation, a charitable foundation headquartered in Midland, Michigan, which grants to various entities in the mid-Michigan region. The foundation focuses on education, social services, art, culture and community projects that improve the quality of life for its communities. Ms. Arnold’s position with the Charles J. Strosacker Foundation, her knowledge of the region and her contacts with community leaders provides the Board with insight to the many growth efforts being made in the Company’s and the Bank’s market area.

Eric P. Blackhurst is Assistant General Counsel for The Dow Chemical Company, a multinational science and technology corporation headquartered in Midland, Michigan. Mr. Blackhurst has held his current position since 2009 and has held positions of increasing importance with Dow since 1990. Mr. Blackhurst’s extensive corporate, legal and international experience, including experience serving as legal counsel to executives at a major corporation, provides the Board with general business acumen and critical insights into legal matters involving the Company and the Bank.

David H. Dunn is the Company’s President and Chief Executive Officer. He has been employed with the Bank since 1981 and has served as the Bank’s President and Chief Executive Officer since 1987. Mr. Dunn’s significant local banking experience and continued participation in the financial industry trade associations provides the Board with a perspective on the day to day operations of the Bank and assists the Board in assessing the trends and developments in the financial institutions industry on a local and national basis. Additionally, Mr. Dunn is active in civic and charitable organizations in Michigan, and has extensive ties to the community that support business generation by the Company and the Bank.

Richard M. Reynolds has served since July 2008 as President and Chief Executive Officer of MidMichigan Health, a not-for-profit health system with more than 4,500 employees, physicians and volunteers, headquartered in Midland, Michigan. MidMichigan Health provides comprehensive health care, including hospitals, urgent care centers, home care, nursing homes, physicians, medical offices and other specialty health services throughout a 12-county region in central Michigan. Prior to his appointment as President and Chief Executive Officer of MidMichigan Health, from July 2004 until July 2008, Mr. Reynolds served as Executive Vice President of MidMichigan Health and President of MidMichigan Medical Center-Midland, and from 1980 until 2004, Mr. Reynolds served as Senior Vice President and Treasurer and Chief Financial Officer. Mr. Reynolds’ executive management experience provides the Board with general business acumen. Additionally, his extensive contacts with not-for-profit entities and his knowledge of the communities and leaders in the Company’s market provides the Board with insight into with the needs of such communities, and assists the Board in assessing local government actions which may affect the Company and the Bank.

Ron R. Sexton is retired. For 28 years prior to his retirement in 2005, Mr. Sexton held positions of increasing responsibility in financial management, rising to the level of Treasurer, of Dow Corning Corporation, a multinational corporation headquartered in Midland, Michigan which produces silicones, specialty chemicals, lubricants and healthcare products. Prior to joining Dow Corning, Mr. Sexton was employed as a certified public accountant. Mr. Sexton’s years of experience as an auditor, accountant, director of mergers and acquisitions and treasurer of a major corporation, including expertise in financial accounting, provides the Board and the Audit Committee of the Board with valuable financial and accounting experience.

J. Donald Sheets is Executive Vice President and Chief Financial Officer of Dow Corning Corporation, positions he has held since 2003. Mr. Sheets’ broad financial and commercial experience provides the Board with general business acumen. Additionally, his experience in financial reporting, including auditing and accounting, economic evaluation and corporate transactions, provides the Board and the Audit Committee of the Board insight into the accounting and reporting issues faced by the Company and by the Bank, and assists the Board with strategic transactions involving the Company and the Bank.

James W. Fisher is President of Fisher Contracting, a civil contracting firm headquartered in Midland, Michigan, which performs work for a variety of Federal, State, Municipal and private clients throughout Michigan and surrounding states. Mr. Fisher has been employed by Fisher Contracting since 1980 and has served as President since 1995. Mr. Fisher’s extensive experience in the construction industry, experience in managing the operations of a business enterprise, and knowledge of the region and involvement with community organizations provides the Board with general business acumen and insight in assessing strategic transactions involving the Company and the Bank.

Joseph M. VanderKelen is the President and Owner of Snow Machines, Inc., a global supplier of snow machines and snowmaking equipment, and of construction and engineering services, located in Midland, Michigan. Mr. VanderKelen’s experience in managing the operations of a business enterprise provides the Board with general business acumen and insight in assessing strategic transactions involving the Company and the Bank.

Executive Officer Who Is Not a Director:

Rick A. Rosinski has been employed with the Bank since 1982, including as the Assistant Treasurer from 1985 to 1993, Treasurer from 1993 to 2005, and most recently since 2005, as the Chief Operating Officer and Treasurer. Mr. Rosinski has over 28 years of experience in the financial services industry, and his responsibilities include supervision and oversight of the following departments and functional areas: Accounting; Information Systems; Deposit and Loan Operations; Human Resources; Credit Analysis; Compliance; and Asset/Liability Management.

Meetings and Committees of the Board of Directors

The Company conducts business through meetings of the Company’s Board of Directors and its committees. During the year ended December 31, 2010, the Board of Directors of Wolverine Bancorp, Inc. had one meeting and the Board of Directors of the Bank had twelve regular meetings, one annual meeting and one special meeting. The Board of Directors of Wolverine Bancorp, Inc. has established the following standing committees: the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee. Each of these committees operates under a written charter, which governs their composition, responsibilities and operations.

Executive sessions of the independent directors of the board are held on a regularly scheduled basis.

Board Independence

The Board of Directors has determined that each of the Company’s directors, with the exception of President and Chief Executive Officer David H. Dunn and Richard M. Reynolds, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Dunn is not independent because he is one of the Company’s executive officers. Mr. Reynolds is not independent because Mr. Dunn was previously a member of the compensation committee of MidMichigan Health where Mr. Reynolds serves as President and Chief Executive Officer. Mr. Dunn has resigned from this committee. There were no transactions not required to be reported under “Transactions With Certain Related Persons,” below that were considered in determining the independence of the Company’s directors.

Board Leadership Structure

At Wolverine Bancorp, Inc. the positions of Chairman of the Board and Chief Executive Officer are held by different individuals. The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings, and presides over meetings of the full Board and the Executive Committee. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. Pursuant to Nasdaq listing rules, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are comprised and chaired solely by independent directors.

Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand the Company’s risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of directors Eric P. Blackhurst (Chairman), Roberta N. Arnold, and Joseph M. VanderKelen each of whom is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Board of Directors has adopted a written charter for the Committee. The Nominating and Corporate Governance Committee charter is posted on the Company website: www.wolverinebank.com. The Nominating and Corporate Governance Committee met one time during 2010.

The functions of the Nominating and Corporate Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for board independence; and

•	to review the committee structure and make recommendations to the Board regarding committee membership.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and the Company’s stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the Company’s stockholders as a group, and not primarily a special interest group or constituency.

In addition, the Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, whether the candidate would satisfy the SEC’s independence standards applicable to members of the Company’s audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

The Company does not maintain a specific diversity policy, but diversity is considered in the Company’s review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

Procedures for the Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. Stockholders may submit the names of qualified candidates for director by writing to the Corporate Secretary, at 5710 Eastman Avenue, Midland, Michigan 48640. To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary not less than 80 days nor more than 90 days prior to the date of any such meeting; provided, that if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be received by the Secretary of the Company not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

The submission must include the following information:

•

the name and address of the stockholder as he or she appears on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of the Company’s common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and us;

•	a statement detailing any relationship between the candidate and any of the Company’s customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be Conducted at Annual Meeting.”

The committee did not receive any stockholder-recommended nominees for inclusion in this Proxy Statement.

Stockholder Communications with the Board

Any of the Company’s stockholders who want to communicate with the Board of Directors or with any individual director can write to the Company’s Corporate Secretary, at 5710 Eastman Avenue, Midland, Michigan 48640. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example, where it is a request for information about us or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not previously forwarded and make those communications available to the directors.

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. This Code is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. There were no amendments made to or waivers from the Company’s Code of Ethics in 2010. A copy of the Company’s Code of Ethics is posted on the Company’s website, www.wolverinebank.com.

Attendance at Annual Meetings of Stockholders

The Company does not have a policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable conflicts. The Company’s 2011 stockholders meeting is the Company’s first stockholders’ meeting. The Company expects that each of the Company’s directors will be in attendance at the meeting.

Compensation Committee

The members of the Compensation Committee are directors Joseph M. VanderKelen, who serves as Chairman, Roberta N. Arnold and J. Donald Sheets, each of whom is considered “independent” as defined in the Nasdaq corporate governance listings standards. The committee is responsible for reviewing all compensation matters related to the Company’s employees. The Compensation Committee operates under a written charter which is available at the Company’s website, www.wolverinebank.com. The Compensation Committee met three times during 2010.

Pursuant to the Company’s Compensation Committee Charter, the Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives. The Company’s President and Chief Executive Officer provides recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation. However, Mr. Dunn does not vote on and is not present for any discussion of his own compensation. These recommendations are then considered by the Compensation Committee. The Compensation Committee, which is comprised solely of non-employee directors, all of whom the Board of Directors has determined are independent in accordance with the Nasdaq listing standards, reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and other perquisites. In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

Audit Committee

The Company’s Audit Committee consists of directors Ron R. Sexton, who serves as Chairman, Eric P. Blackhurst and J. Donald Sheets, each of whom is “independent” under the Nasdaq corporate governance listing standards and SEC Rule 10A-3. The Board has determined that Mr. Sexton and Mr. Sheets qualify as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC.

The Audit Committee reviews the contents of and conclusions in audit reports prepared by the Company’s independent registered public accounting firm, reviews and approves the annual engagement of the Company’s independent registered public accounting firm, the Company’s audit policy, and reviews with management and the Company’s independent registered public accounting firm, the Company’s financial statements and internal controls. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on the Company website at www.wolverinebank.com. The Audit Committee met five times during the year ended December 31, 2010.

Audit Committee Report

The Audit Committee has prepared the following report:

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2010;

•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•

received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee:

Ron R. Sexton (Chairman)

Eric P. Blackhurst

J. Donald Sheets

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The Company’s executive officers and directors and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company’s common stock. SEC rules require disclosure in the Company’s Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10%

beneficial owner to file such forms on a timely basis. Based on the Company’s review of ownership reports and management questionnaires, the Company believes that none of the Company’s executive officers or directors failed to file these reports on a timely basis for 2010.

Executive Officer Compensation

Summary Compensation Table. The table below summarizes for the years ended December 31, 2010 and 2009 the total compensation paid to or earned by the Company’s President and Chief Executive Officer, David H. Dunn, and the Company’s two other most highly compensated executive officers for the year ended December 31, 2010. Each individual listed in the table below is referred to as a named executive officer.

For a narrative description of information included in this table, please see the discussion in this proxy statement below.

Summary Compensation Table For the Year Ended December 31, 2010

Name and principal position	Year	Salary ($)	Bonus ($)	Nonqualified deferred compensation earnings ($)(1)	All other compensation ($)(2)	Total ($)

David H. Dunn President and Chief Executive Officer	2010	186,122	—	—	35,767	221,889
	2009	184,725	56,000	221	36,595	277,541

Rick A. Rosinski Chief Operating Officer and Treasurer	2010	97,726	—	—	9,349	107,075
	2009	94,492	22,500	85	8,175	125,252

Andrew Bellingar (3) Regional President – Lansing Area	2010	115,000	—	—	2,184	117,184
	2009	56,195	5,000	—	256	61,451

(1)	The amounts in this column represent the above-market earnings (defined for these purposes as the difference between 3.50%, which is the annual amount of interest paid on the deferred account balances, and 3.16%, which is 120% of the Internal Revenue Service applicable federal long-term rate) paid under the Wolverine Bank 2006 Long Term Incentive Plan. No above-market earnings were paid under the Wolverine Bank 2002 Long Term Incentive Plan.
(2)	The amounts in this column reflect what Wolverine Bank paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column is set forth in the table provided below.
(3)	Mr. Bellingar began his employment with Wolverine Bank on July 20, 2009, and 2009 compensation figures reflect compensation paid to Mr. Bellingar beginning with that date.

All Other Compensation

Name	Year	Automobile Expenses ($)		Board and Other Fees ($)		Employer Contributions to 401(k) Plan ($)	Life Insurance Premiums Paid ($)	Total All Other Compensation ($)
David H. Dunn	2010	8,327	(1)	19,500		7,158	782	35,767
	2009	—		19,000		9,800	774	36,595
Rick A. Rosinski	2010	—		4,750	(2)	3,909	690	9,349
	2009	—		3,250	(2)	4,680	245	8,175
Andrew Bellingar	2010	—		—		1,415	769	2,184
	2009	—		—		—	256	—

(1)	Represents amount taxed to Mr. Dunn for his use of an automobile provided by Wolverine Bank.
(2)	Represents fees paid to Mr. Rosinski for service as secretary to the Board of Directors.

Benefit Plans and Agreements

Employment Agreement. The Bank entered into an employment agreement with Mr. Dunn, effective June 1, 2009. The Bank intends to enter into an amended employment agreement with Mr. Dunn and a new employment agreement with Mr. Rosinski (each referred to below as the “executives” or “executive”). The agreement with Mr. Dunn provides for a three-year term and the agreement with Mr. Rosinski provides for a two-year term, each subject to annual renewal. The 2011 base salaries under the employment agreements are $186,122 for Mr. Dunn and $97,726 for Mr. Rosinski. In addition to base salary, the agreements provide for, among other things, the executive’s right to participate in employee benefit plans and to receive fringe benefits applicable to senior executives. Upon termination of the executive’s employment for cause, as defined in the agreements, the executives would have no right to receive compensation or other benefits for any period after termination.

The executives are entitled to severance payments and benefits in the event of their termination of employment under specified circumstances including their termination by the Bank for reasons other than for cause, disability or death, or in the event the executive resigns within 90 days following (i) a material diminution in base salary, (ii) a material diminution in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of the executive’s position, (iii) a material change to the geographic location of the executive’s office, or (iv) a material breach of the employment agreement by the Bank. In the event of the executive’s involuntary termination or resignation following the occurrence of one of the circumstances identified above, Mr. Dunn would be entitled to receive his base salary and the additional contributions that he would have earned under the Bank 401(k) plan and ESOP for a period of up to 36 months (24 months for Mr. Rosinski), provided, however, that the executive’s payments will be reduced by the salary received from another employer if he becomes employed by a third party during such 36 month period (24 month period for Mr. Rosinski). In addition, the executive will continue to receive vesting credit under any outstanding stock option or equity grant during the term the executive is receiving cash severance payments. Mr. Dunn would be entitled to the continuation of his life, medical, and dental coverage for 36 months (24 months for Mr. Rosinski) following his termination date, provided however that such benefits will cease immediately upon the date on which the Bank is no longer obligated to provide the executive with his severance payments as described above. Section 409A of the Internal Revenue Code may require that a portion of the above severance payments cannot be made until six months after termination of employment if the executive is a “specified employee” as defined under Section 409A of the Internal Revenue Code.

In the event of a change in control, followed within 12 months by the executive’s termination for a reason other than for cause or if the executive terminates voluntarily under specified circumstances that constitute a good reason constructive termination (as defined in each of the agreements), Mr. Dunn will receive an amount equal to three times (two times for Mr. Rosinski) his base salary and the amount of contributions that would have been earned under the Bank 401(k) plan and ESOP for three years (two years for Mr. Rosinski), payable in a lump sum. The Company will also continue to pay for each executive’s life, health, vision and dental coverage for up to three years (two years for Mr. Rosinski).

The executive’s right to receive the severance payments and benefits described above is conditioned upon: (i) the executive executing a separation and release agreement in the form approved by the board; and (ii) the executive’s compliance with certain restrictions on his ability to compete, or solicit business or employees of the Bank during the period in which the executive is receiving severance payments and benefits from the Bank.

Assuming the agreements were in effect and the executives had been terminated in connection with a change in control based on the compensation information included in “Executive Officer Compensation,” Mr. Dunn and Mr. Rosinski would have received aggregate severance payments of approximately $558,365 and $195,453, respectively, based upon each executive’s current level of compensation.

Long Term Incentive Plans. The Bank maintains three Long Term Incentive Plans. Mr. Dunn is the only participant in the Bank’s Long Term Incentive Plan, effective as of January 1, 2002, and Messrs. Dunn and Rosinski are the only participants in the Bank’s Long Term Incentive Plans, effective as of January 1, 2006 (collectively, the “Long Term Incentive Plans”). Prior to June 30, 2010, the Long Term Incentive Plans generally provided that a bonus could be earned during a three-year performance measurement period, depending on the satisfaction of various performance metrics of the Bank, and that the amount of the bonus, if any, must be deferred for at least four years following the completion of the performance measurement period. Effective as of June 30, 2010, the Bank amended the Long Term Incentive Plans to provide that no further bonuses may be earned under the plans and that interest will continue to be credited annually using an interest rate equal to the one year U.S. Treasury Note rate plus the average yield cost analysis spread rate earned by the Bank.

In August 2010, the Board of Directors amended the Long Term Incentive Plans to permit the amounts credited on behalf of Messrs. Dunn and Rosinski to be invested in the common stock of Wolverine Bancorp, Inc. In August 2010, the Board of Directors also adopted a rabbi trust to hold shares of common stock of Wolverine Bancorp, Inc. that may be purchased with the amounts credited under the Long Term Incentive Plans. Shares of common stock of Wolverine Bancorp, Inc. purchased with amounts credited under the Long Term Incentive Plans will be distributed in the form of common stock of Wolverine Bancorp, Inc.

401(k) Plan. The Bank maintains the Wolverine Bank 401(k) Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). Employees who have completed three consecutive months of service will be eligible to participate in the 401(k) Plan. However, employees will not be eligible to receive employer contributions until they attain age 21 and have completed one year of service.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2011, the salary deferral contribution limit is $16,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan. In addition to salary deferral contributions, the Bank will make a matching contribution equal to 100% of the participant’s salary deferral contributions for the plan year that is not in excess of 3% of the participant’s annual salary, plus 50% of the participant’s salary deferral contributions in excess of 3% of his or her annual salary but not in excess of 5% of annual salary. A participant is always 100% vested in his or her salary deferral contributions and employer matching contributions. In addition, the Bank may also provide a discretionary employer contribution, which is shared among all eligible participants and would be subject to vesting requirements. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment with the Bank.

Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options. In connection with the conversion, the 401(k) Plan was amended to add another investment alternative, the Wolverine Bancorp, Inc. Stock Fund. The stock fund permits a participant to invest his or her 401(k) Plan funds in Wolverine Bancorp, Inc. common stock.

Cash Profit Sharing. Historically, the Bank has paid a discretionary cash profit sharing award to many of the Bank’s employees, including the named executive officers. Employees that are covered under the Bank’s incentive pay program are not eligible for this discretionary cash profit sharing award. The discretionary cash profit sharing award is not paid pursuant to a written plan. In 2010, the Bank elected to award $83,500 to all eligible employees. The amount of an employee’s cash profit sharing award depends on a number of factors, including his or her performance, full-time or part-time status and level of responsibility.

Defined Benefit Pension Plan. The Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multi-employer pension plan (the “Pension Plan”). Effective June 30, 2010, the annual benefit provided to employees under the Pension Plan was frozen. During the year ended December 31, 2010, the Bank recognized $3.1 million as pension expense. Included in this amount in connection with the freezing and funding of the Pension Plan, the Bank recognized a $2.9 million expense, which it accrued in the fiscal quarter ending June 30, 2010 in accordance with generally accepted accounting principles.

Employee Stock Ownership Plan. In connection with the conversion, the Bank adopted an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and were employed by us as of January 1, 2011 began participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee is purchased, on behalf of the employee stock ownership plan, 8% of the total number of shares of the Company’s common stock issued in the offering. The employee stock ownership plan funded its stock purchase with a loan from the Company equal to the aggregate purchase price of the common stock. The loan will be repaid principally through the Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the Company repays the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become vested in his or her account balance at a rate of 20% per year over a six-year period, beginning in the second year. Participants who were employed by the Bank immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, the Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in the Company’s earnings.

Other than the Company’s employee stock ownership plan, the Company has no equity-based benefit plans that were not approved by stockholders.

Director Compensation

The following table sets forth for the year ended December 31, 2010 certain information as to the total remuneration the Company paid to the Company’s directors other than Mr. Dunn. Information with respect to director fees paid to Mr. Dunn is included above in “Executive Officer Compensation—Summary Compensation Table.”

Directors Compensation Table For the Year Ended December 31, 2010

Name	Fees earned or paid in cash ($)	Nonqualified deferred compensation earnings ($)(1)	All Other Compensation ($)	Total ($)
Roberta N. Arnold	19,500	—	—	19,500
Eric P. Blackhurst	19,000	—	—	19,000
Herbert L. Camp (2)	15,000	—	—	15,000
Richard M. Reynolds	35,500	—	—	35,500
Ron R. Sexton	24,500	—	—	24,500
J. Donald Sheets	20,500	—	—	20,500
Joseph M. VanderKelen	18,500	—	—	18,500

(1)	No above-market earnings were paid to the directors under the Wolverine Bank Directors Deferral Plan.
(2)	Mr. Camp is retiring from the board effective the date of the annual meeting.

Director Fees

Each individual who serves as a director of the Bank earns annual attendance and committee fees. For the year ended December 31, 2010, the chairman of the board and each director was paid a fee of $2,000 and $1,000, respectively, for each board meeting attended. Additionally, for each committee meeting attended, each director was paid a fee of $1,000 if the director served as chairperson of the committee or $500 if the director served as a member of the committee.

Each person who serves as a director of the Company also serves as a director of the Bank and earns director and committee fees only in his or her capacity as a board or committee member of the Bank.

Director Plans

Directors Deferral Plan. The Bank adopted the Wolverine Bank Directors Deferral Plan, effective January 1, 2005. Each director who has not reached age 70 is eligible to participate in the plan. The plan allows for a participant to elect to defer all or a portion of his or her director fees to the plan for each plan year. All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant. The participant’s account balance will be credited with earnings on the last day of each plan year based on an applicable rate of return determined by the human resources committee of the board, which has been a rate equal to the five-year U.S. Treasury Rate. Each participant will have the right to elect a specified date for the payment of his or her account balance, with the payment to be made or commence on January 1 of the calendar year immediately following the specified date. Additionally, each participant can elect for his or her account balance to be paid in a lump sum or in periodic installment payments payable annually over a period of five, ten or 15 years, or another elected period of time.

Transactions With Certain Related Persons

In the ordinary course of business, the Bank makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to other borrowers not related to the Bank. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to the Company’s executive officers and directors, but it contains a specific exemption from such prohibition for loans made by the Bank to the Company’s executive officers and directors in compliance with federal banking regulations. At December 31, 2010, all of the Bank’s loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

PROPOSAL II – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors has approved the engagement of BKD, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011. Auditors are not deemed independent unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee which sets forth each specific service to be performed by the auditor.

At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of BKD, LLP for the year ending December 31, 2011. A representative of BKD, LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Change in Accountants

Prior to the Company’s conversion and stock offering, the financial statements of the Bank were audited by Doeren Mayhew. At the time Doeren Mayhew performed audit services for the Bank, Wolverine Bank was not a public company and was not subject to Securities and Exchange Commission regulations. In connection with the stock offering and the filing of the Company’s registration statement, on June 3, 2010, the Bank engaged BKD, LLP, an independent registered public accounting firm, to audit its consolidated financial statements as of and for the years ended December 31, 2009 and December 31, 2008. These financial statements, including BKD, LLP’s Audit Report thereon, were included in the Company’s prospectus and in the registration statement. The Bank had no relationship with BKD, LLP in any way during the years ended December 31, 2009 or 2008 or during any period subsequent to December 31, 2009 prior to engaging BKD, LLP.

In connection with the Bank’s decision to conduct the conversion and stock offering, on May 7, 2010, Doeren Mayhew, the Bank’s former independent registered public accounting firm, declined to stand for re-election as the independent public accounting firm for the Bank. This decision was approved by the Audit and Compliance Committee of the Bank’s Board of Directors.

During the past two years, there has not been any disagreement between Doeren Mayhew and the Bank whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which, if not resolved to the satisfaction of Doeren Mayhew, would have caused Doeren Mayhew to make a reference to the subject matter of the disagreement in connection with its reports.

Doeren Mayhew’s reports on the financial statements of the Bank for the past two years have not contained an adverse opinion or disclaimer of opinion, or been modified as to uncertainty, audit scope or accounting principles.

The Company provided Doeren Mayhew with a copy of the disclosure contained in the prospectus (reproduced in this proxy statement), which was received by Doeren Mayhew on September 7, 2010. Doeren Mayhew has issued a letter stating that it agrees with the Company’s disclosure on this matter. This letter was included as an exhibit to the Company’s registration statement filed with the Securities and Exchange Commission.

Audit Fees. The aggregate fees billed for professional services rendered by BKD, LLP and Doeren Mayhew for the audit of the Company’s annual financial statements and for the review of the Company’s Forms 10-Q and 10-K were $91,991 and $24,329 for 2010 and 2009, respectively. Of the $91,991 for 2010, $40,000 was attributable to a re-audit of the Bank’s 2009 and 2008 annual financial statements by BKD, LLP.

Audit-Related Fees. The aggregate fees billed for professional services rendered by BKD, LLP and Doeren Mayhew that were reasonably related to the performance of the audits described above were $107,000 and $0 for 2010 and 2009, respectively. The audit-related fees for 2010 include fees incurred in connection with the Company’s initial stock offering and review of the SEC registration statement filed in connection therewith.

Tax Fees. The aggregate fees billed for professional services by Doeren Mayhew for tax services were $4,884 and $14,152 for 2010 and 2009, respectively.

All Other Fees. There were no fees billed for professional services rendered for the Company by BKD, LLP or Doeren Mayhew for service other than those listed above for the years 2010 and 2009, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of the tax fees and the other non-audit fees described above during 2010 and 2009.

The Audit Committee has considered whether the provision of non-audit services by BKD, LLP, relating primarily to tax services, is compatible with maintaining the independence of BKD, LLP. The Audit Committee concluded that performing such services would not affect the independence of BKD, LLP in performing its function as auditor of the Company.

In order to ratify the selection of BKD, LLP as the independent registered public accounting firm for 2011, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote “FOR” the ratification of BKD, LLP as independent registered public accounting firm for 2011.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for the Company’s 2012 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 5710 Eastman Avenue, Midland, Michigan, no later than December 23, 2011. If the date of the 2012 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before the Company prints or mails proxy materials for such meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s articles of incorporation and Bylaws and Maryland corporation law.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

The Company’s Bylaws generally provides that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 80 days nor more than 90 days prior to any such annual meeting; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in the proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

The 2012 annual meeting of stockholders is expected to be held on May 28, 2012. For the 2012 annual meeting of stockholders, the notice would have to be received between January 22, 2012 and February 1, 2012.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

MISCELLANEOUS

The Company will bear the cost of solicitation of proxies and the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, the Company’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

The Company’s proxy statement, Annual Report to Shareholders and proxy card are available on www.wolverinebank.com.

THE COMPANY’S 2010 ANNUAL REPORT TO STOCKHOLDERS IS BEING FURNISHED TO STOCKHOLDERS. COPIES OF ALL OF THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT 5710 EASTMAN AVENUE, MIDLAND, MICHIGAN 48640, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

Joell C. Anthony
Corporate Secretary

Midland, Michigan

April 22, 2011

REVOCABLE PROXY

WOLVERINE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 23, 2011

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Wolverine Bancorp, Inc. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Midland Center for the Arts, Garden Room, located at 1801 West St. Andrews, Midland, Michigan 48640 at 3:00 p.m., Eastern time, on Monday, May 23, 2011. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	WITHHELD	FOR ALL EXCEPT
1.	The election as Directors of the nominees listed below each to serve for a three-year term. David H. Dunn Richard M. Reynolds James W. Fisher	☐	☐	☐
INSTRUCTION: To withhold your vote for one or more nominees, mark “For all Except” and write the name(s) of the nominee(s) on the line(s) below.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and proxy statement, both dated April 22, 2011 and audited financial statements.

Dated:	☐ Check Box if You Plan
to Attend Annual Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.